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                                   EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                             DATED FEBRUARY 18, 1999


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                            ARTICLES OF INCORPORATION

                                       OF

                             STOCKUP.COM CORPORATION


         FIRST. The name of this corporation is STOCKUP.COM CORPORATION.

         SECOND. Its resident agent and registered office in the State of Nevada are as follows: 333 N. Rancho, Suite 900, Las Vegas, Nevada, 89106.

         THIRD. The total number of shares which the corporation is authorized to issue is Fifty Million (50,000,000) shares of common stock with a par value of $.001 per share.

         FOURTH. The governing body of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation.

         The names and addresses of the first board of directors, which shall consist of one director, is as follows:

                                Michael Calderone
                            333 N. Rancho, Suite 900
                             Las Vegas, Nevada 89106

         FIFTH. The name and address of the incorporator signing the Articles of Incorporation are as follows:

                                Michael Calderone
                            333 N. Rancho, Suite 900
                             Las Vegas, Nevada 89106

         SIXTH. At all elections of directors of the corporation, each holder of stock possessing voting power is entitled to as many votes as equal the number of shares multiplied by the number of directors to be elected, and he may cast all of his votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he may see fit.

         SEVENTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statues. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of February, 1999.


                               /s/ Michael Calderone
                               -------------------------------------
                               Michael Calderone, Incorporator


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STATE OF NEVADA   )
                  )   SS.
COUNTY OF CLARK   )

         On this 2nd day of February, 1999, before me, the undersigned Notary Public, personally appeared Michael Calderone, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within Instrument and acknowledged to me that he executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


         WITNESS my hand and official seal.       /s/ Jennifer Watts
                                                  -----------------------------
                                                  Notary Public


Notary Seal


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                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT

         The undersigned, Michael Calderone, hereby accepts the appointment as Resident Agent of the above named corporation.


                                            Resident Agent


Dated:   February 16, 1999                  By: /s/ Michael Calderone
                                                -------------------------
                                                Michael Calderone




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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                (BEFORE ISSUANCE OF STOCK AND PAYMENT OF CAPITAL)

                                       OF

                             STOCKUP.COM CORPORATION

     The sole incorporator of Stockup.Com Corporation certifies:

         1. The Articles of Incorporation of Stockup.Com Corporation were filed with the Nevada Secretary of State on February 5, 1999.

         2. Article 1 of Articles of Incorporation of this Corporation is amended to read as follows:

         Article 1. The name of the Corporation is:

                                STOCKUP.COM, INC.


         3. No shares of stock of the Corporation have been issued.



/s/ Michael Calderone
----------------------------
Michael Calderone,
Incorporator


State of California        )
                           )      ss
County of Clark            )

         On February 16, 1999, personally appeared before me, a Notary Public, personally appeared Michael Calderone, personally known to me (or proven to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.


                                                 /s/ Jennifer Watts
                                                 ------------------------------
WITNESS my hand and official seal.               Signature of Notary